  As filed with the Securities and Exchange Commission on January 28, 1994

                                            Registration No. ----------
  ========================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        --------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        --------------------------------

                             HANOVER DIRECT, INC.
            ---------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Delaware                             13-0853260
  --------------------------------            -------------------
  (State or other jurisdiction of             (I.R.S. Employer
  incorporation or organization)              Identification No.)

       1500 Harbor Boulevard
          Weehawken, New Jersey                       07087
  --------------------------------            --------------------
        (Address of Principal                       (Zip Code)
        Executive Offices)


                                  Bonus Plan
 --------------------------------------------------------------------------
                            (Full title of the plan)

                            Michael P. Sherman, Esq.
                            Executive Vice President
                              and General Counsel
                              Hanover Direct, Inc.
                             1500 Harbor Boulevard
                          Weehawken, New Jersey  07087
- --------------------------------------------------------------------------
                    (Name and address of agent for service)

                               (201) 319-3400
- --------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)



                        CALCULATION OF REGISTRATION FEE

=======================================================================================
                                          Proposed          Proposed         Amount
Title of                                  maximum           maximum          of
securities                Amount          offering          aggregate        regis-
to be                     to be           price per         offering         tration
registered                registered      share(1)          price(1)         fee
- ---------------------------------------------------------------------------------------
Common Stock,
par value $.66-2/3        500,000 shs.     $7.00             $3,500,000       $1,206.90
per share
=======================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended, and based on the average of the high and low prices on the American Stock Exchange on January 25, 1993.

                               Page 1 of 13 pages
                        Exhibit Index appears on page 10

                                    PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                 The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated in this registration statement (this "Registration Statement") by reference:

                 (a) (i) The Annual Report of The Horn & Hardart Company, a Nevada corporation ("H&H") and predecessor-in- interest to Hanover Direct, Inc. (the "Company") on Form 10-K for the annual period ended December 26, 1992;

                          (ii)  The Annual Report of The Hanover Companies, a
Nevada corporation and predecessor-in-interest to the Company ("Hanover"), on Form 10-K for the annual period ended December 26, 1992;

                 (b)      (i)   The Quarterly Report of H&H on Form 10-Q for the
quarterly period ended March 27, 1993;

                          (ii)  The Quarterly Report of Hanover on Form 10-Q
for the quarterly period ended March 27, 1993;

                          (iii) The Quarterly Report of H&H on Form 10-Q for
the quarterly period ended June 26, 1993;

                          (iv)  The Quarterly Report of Hanover on Form 10-Q
for the quarterly period ended June 26, 1993;

                           (v)  The Quarterly Report of the Company on Form
10-Q for the quarterly period ended September 25, 1993;

                          (vi)  The Current Report of H&H on Form 8-K dated
July 12, 1993;

                          (vii) The Current Report of H&H on Form 8-K dated
August 25, 1993;

                         (viii) The Current Report of H&H on Form 8-K dated
September 30, 1993; and

                 (c) The Company's Registration Statement on Form 8-B filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on June 14, 1993 (Registration Number 1-12082).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of the Registration Statement from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

                 Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 The Company is incorporated under the laws of Delaware.
Section 145 of the Delaware General Corporation Law generally provides that the Company is empowered to indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving, at the request of the Company, in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.


                 Article SEVENTH of the Certificate of Incorporation of the Company (referred to therein as the "Corporation") provides, in pertinent part, as follows:

                 Indemnification. Except as prohibited by Section 145 of the Delaware General Corporation Law, every director and officer of the Corporation shall be entitled as a matter of right to be indemnified by the Corporation against reasonable expense and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Corporation or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a director or officer of the Corporation or by reason of the fact that such person is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or other representative of the Corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as an action"); provided, however, that no such right of indemnification shall exist with respect to an action brought by a director or officer against the Corporation other than in a suit for indemnification as provided hereunder. Such indemnification shall include the right to have expenses incurred by such person in connection with an action paid in advance by the Corporation prior to final disposition of such action, subject to such conditions as may be prescribed by law. As used herein, expense" shall include, among other things, fees and expenses of counsel selected by such person, and "liability" shall include amounts of judgments, excise taxes, fines and penalties, and amounts paid in settlement.

                 Insurance; Other Funding. The Corporation may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any action, whether or not the Corporation would have the power to indemnify such person against such liability or expense by law or under the provisions of this Article Seventh. The Corporation may make other financial arrangements, which may include, among other things, a trust fund, program of self-insurance, grant of a security interest or other lien on any assets of the Corporation, or establishment of a letter of credit, guaranty or surety, to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

                 Non-Exclusive; Nature and Extent of Rights. The right of indemnification provided for herein (i) shall not be deemed exclusive of any other rights, whether now existing or hereafter created, to which those seeking indemnification hereunder may be entitled under any agreement, by-law or article provision, vote of the stockholders or directors or otherwise, (ii) shall be deemed to create contractual rights in favor of persons entitled to indemnification hereunder,
         (iii) shall continue as to persons who have ceased to have the status pursuant to which they were entitled or were designated as entitled to indemnification hereunder and shall inure to the benefit of the heirs and legal representatives of persons entitled to indemnification hereunder and (iv) shall be applicable to actions, suits or proceedings commenced after the adoption of this

         Article Seventh, whether arising from acts or omissions occurring before or after the adoption hereof. The right of indemnification provided for herein may not be amended, modified or repealed so as to limit in any way the indemnification provided for herein with respect to any acts or omissions occurring prior to the adoption of any such amendment or repeal.

                 Article IV of the Bylaws of the Company also contains the same provisions relating to the indemnification of directors and officers which are set forth in Article SEVENTH of the Certificate of Incorporation of the Company.

                 The Company has insurance to indemnify its directors and officers against liabilities incurred as a result of serving in such capacity and has assumed the indemnification agreements H&H entered into with each of its directors. In addition, the Company has assumed the Shareholders' Agreement, dated October 25, 1991, among H&H, Hanover and North American Resources Limited, a British Virgin Islands corporation ("NAR"), which provides for indemnification, to the fullest extent permitted by law, of NAR's designees to the Board of Directors of H&H (and as a result of such assumption, the Company) against, among other things, all liabilities and claims arising out of their service in any capacity for or on behalf of H&H (and as a result of such assumption, the Company).

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                 Not applicable.


ITEM 8.  EXHIBITS.


        Exhibit
        Number                        Exhibit
        -------                       -------
              4(a)            Certificate of Incorporation of the Company as filed with the Secretary of State of
                              Delaware on April 15, 1993. Incorporated herein by reference to the Company's Registration
                              Statement on Form S-4 filed on April 19, 1993, Registration No. 33-61252.

               (b)            By-laws of the Company.  Incorporated herein by reference to the Company's Registration
                              Statement on Form

                                 S-4 filed on April 19, 1993,
                                 Registration No. 33-61252.

                 5               Opinion of Whitman Breed Abbott & Morgan re legality, including consent of such counsel.

                23(a)            Consent of Arthur Andersen & Co.

                  (b)            The consent of Whitman Breed Abbott & Morgan is contained in the opinion filed as Exhibit
                                 5 to this Registration Statement.

ITEM 9.  UNDERTAKINGS.

                 (a)  The Company hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                 Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Weehawken, State of New Jersey, on this 27th day of January, 1994.

                             HANOVER DIRECT, INC.



                             By  /s/ Jack E. Rosenfeld
                                 --------------------------
                                 Jack E. Rosenfeld
                                 President and Chief
                                  Executive Officer

                              POWER OF ATTORNEY

                 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jack E. Rosenfeld, Wayne P. Garten and Michael P. Sherman, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in- fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated on this 27th day of January, 1994.

        Name                               Title
        ----                               -----

 /s/ Alan G. Quasha               Chairman of the Board and Director
- ------------------------------
Alan G. Quasha


 /s/ Jack E. Rosenfeld            Director, President and Chief
- ------------------------------    Executive Officer
Jack E. Rosenfeld                 (principal executive officer)



 /s/ Wayne P. Garten              Executive Vice President
- ------------------------------    (principal financial officer)
Wayne P. Garten


 /s/ Ralph Destino                Director
- ------------------------------
Ralph Destino


 /s/ J. David Hakman              Director
- ------------------------------
J. David Hakman


 /s/ S. Lee Kling                 Director
- ------------------------------
S. Lee Kling


/s/ Theodore H. Kruttschnitt      Director
- ------------------------------
Theodore H. Kruttschnitt


 /s/ Jeffrey Laikind              Director
- ------------------------------
Jeffrey Laikind


 /s/ Edmund R. Manwell            Director
- ------------------------------
Edmund R. Manwell


 /s/ Geraldine Stutz              Director
- ------------------------------
Geraldine Stutz


 /s/ Elizabeth Valk Long          Director
- ------------------------------
Elizabeth Valk Long


 /s/ Robert F. Wright             Director
- ------------------------------
Robert F. Wright

                                 EXHIBIT INDEX


                                                                                                       Sequentially
Exhibit                                                                                                  Numbered
Number                                     Exhibit                                                         Page
- ------                                     -------                                                       --------
 4(a)            Certificate of Incorporation                                                              --
                 of the Company, as filed with the Secretary of State of Delaware on April 15,
                 1993.  Incorporated herein by reference to the Company's Registration Statement on Form S-4 filed on April 19, 1993, Registration No. 33-61252.

  (b)            By-laws of the Company.  Incorporated                                                     --
                 herein by reference to the Company's Registration Statement on Form S-4 filed on
                 April 19, 1993, Registration No. 33-61252.

 5               Opinion of Whitman Breed Abbott &                                                         11
                 Morgan re legality, including consent of such counsel.

23(a)            Consent of Arthur Andersen & Co.                                                          13

  (b)            The consent of Whitman Breed Abbott                                                       --
                 & Morgan is contained in the opinion filed as Exhibit 5 to this Registration
                 Statement.





                                       10